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                                                               EXHIBIT 10.3.35

                           INVESTOR'S RIGHTS AGREEMENT

                                ----------------

                                FEBRUARY 5, 1996

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                                    PARTIES:

NEOPROBE CORPORATION, a Delaware corporation ("Neoprobe"), having its principal place of business at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367, telephone (614) 793-7500, facsimile (614) 793-7522, and

XTL BIOPHARMACEUTICALS, LTD., a public company organized under the laws of the State of Israel ("XTL"), having its principal place of business at Kiryat Weizmann Industrial Park, Rehovot, Israel, telephone 972-8-940-5134, facsimile 972-8-940-5017 hereby agree as follows:

                                    PREAMBLE:

         1. Neoprobe and XTL have entered into the Investment Agreement (this and certain other terms used herein are defined in Article 5) pursuant to which Neoprobe is to receive Debentures, a Warrant and a Class E Share of XTL upon the terms and conditions as described therein.

         2. It is a condition precedent to the obligation of Neoprobe to consummate the purchase of the Debentures, Warrant and Class E Share under the Investment Agreement that the parties hereto execute and deliver to each other this Agreement.

                                     TERMS:


     Article 1. Registration Rights.

         Section 1.1. Certain Definitions. The following words and phrases used in this Article 1 shall have the meanings given to them below in this section.

         "Registrable Securities" means the XTL Common Shares that are or could be issued pursuant to the conversion of the Debentures or the exercise of the Warrant and any XTL Common Shares issued in respect thereof in any recapitalization, provided, however, that Registrable Securities shall not include (i) any XTL Common Shares which have previously been registered and sold or which have been sold to the public under Rule 144, or (ii) any XTL Common Shares which could be sold within six months without registration.

         "Registration" means a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the ordering of the effectiveness of such registration statement.

         "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification, filing fees, printing expenses, escrow fees, fees and disbursements of counsel for XTL, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for Neoprobe (but excluding the compensation of regular employees of XTL, which shall be paid in any event by XTL).
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         "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Neoprobe (other than the fees and disbursements of counsel included in Registration Expenses).

         Section 1.2. Demand Registration.

                  (a) If Neoprobe makes at any time a written request to XTL that it register all or a part of the Registrable Securities, XTL shall (subject to limitations set forth in this Section 1.2), as soon as practicable, use its best efforts to effect such registration (including filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as is specified in such request. XTL shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                           (i) In any particular jurisdiction in which XTL would
be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless XTL is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                           (ii) After XTL has initiated one such registration
pursuant to this Section 1.2(a) (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold and any registration which has been withdrawn by Neoprobe as to which Neoprobe has not elected to bear the Registration Expenses pursuant to
Section 1.4 hereof and would, absent such election, have been required to bear such expenses); or

                           (iii) Prior to the closing of the initial registered
public offering of XTL Common Shares.

                  (b) Subject to the foregoing clauses (i), (ii) and (iii) of paragraph (a) above, XTL shall use its best efforts to file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of Neoprobe; provided, however, that if:

                           (i) In the good faith judgment of the board of
directors of XTL, such registration would be seriously detrimental to XTL and the board of directors of XTL concludes as a result, that it is essential to defer the filing of such registration statement at such time, and XTL has delivered a copy (certified by the Secretary of XTL) of a resolution of the board of directors to such effect to Neoprobe, XTL shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental but not for more than one hundred eighty (180) days after receipt of the request of Neoprobe under Section 1.2(a) above, and, provided further, that XTL shall not defer its obligation in this manner more than once in any twelve
(12) month period; and

                           (ii) In the good faith judgment of XTL's independent
public accountants, such registration statement would be required to include financial statements that are audited and such financial statements were not at the time of their preparation required to be audited by Section 4.2 below, by any contract between XTL and any bank or other financial institution or by any form of registration statement or report XTL is required to file under the Exchange Act and XTL has delivered a letter to Neoprobe to such effect from such accountants, XTL may defer such filing until such time as it has prepared and such accountants have audited financial statements required by this Agreement or such contracts or forms.

                           (c) If XTL shall request inclusion in any
registration pursuant to this Section 1.2 of securities being sold for its own account, or if other persons having contractual registration rights shall request inclusion in any registration pursuant to this Section 1.2, Neoprobe shall offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
Article 1. XTL shall (together with Neoprobe and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters selected for such underwriting by Neoprobe, which underwriters must be reasonably acceptable to XTL. Notwithstanding any other provision of this
Section 1.2, if the representative of the underwriters advises Neoprobe in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall


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be allocated as set forth in Section 1.12 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from XTL, the underwriter or Neoprobe. Any Registrable Securities or other securities so excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(c), then XTL shall offer (subject to the availability of a reasonable amount of time to make such offer before the commencement of a distribution) to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such holders requesting additional inclusion in accordance with Section 1.12.

         Section 1.3. Piggy-Back Registration.

                  (a) If XTL determines to register any of its securities either for its own account or the account of security holders exercising their respective contractual registration rights (other than pursuant to Section 1.2 above), other than a registration relating solely to employee benefit plans, a Rule 145 transaction or an exchange offer, or a registration on any registration form that does not permit secondary sales, XTL shall promptly give written notice thereof to Neoprobe, and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request made by Neoprobe within twenty (20) days after the written notice from XTL is given. Such written request may specify all or a part of Neoprobe's Registrable Securities. XTL shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3 after XTL has initiated two such registrations pursuant to this Section 1.3(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by Neoprobe as to which Neoprobe has not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses).

                  (b) If the registration of which XTL gives notice is for a registered public offering involving an underwriting, XTL shall so advise Neoprobe as a part of the written notice given pursuant to Section 1.3(a) above. In such event, the right of Neoprobe to participate in such registration pursuant to this Section 1.3 shall be conditioned upon Neoprobe's participation in such underwriting and the inclusion of Neoprobe's Registrable Securities in the underwriting to the extent provided herein. Neoprobe shall (together with XTL and the other holders of securities of XTL with contractual registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters selected by XTL.

                  (c) Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises XTL in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. XTL shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to XTL for securities being sold for its own account and thereafter as set forth in Section 1.12. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from XTL or the underwriter. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, XTL shall then offer (subject to the availability of a reasonable amount of time to make such offer before the commencement of a distribution) to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.12 hereof.

                  Section 1.4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.2 hereof or Section 1.3 hereof shall be borne by XTL; provided, however, that if Neo-


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probe bears the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 or Section 1.3 and subsequently withdrawn by Neoprobe, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 or Section 1.3 hereof; further provided, however, that if such withdrawal is based upon material adverse information relating to XTL that is different from the information known to Neoprobe at the time of its request for registration under Section 1.2 or Section 1.3, such registration shall not be counted as a registration for purposes of Section 1.2 or Section
1.3 hereof, even though Neoprobe does not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         Section 1.5. Registration Procedures. In the case of any registration by XTL pursuant to this Article 1 in which Neoprobe participates, XTL shall keep Neoprobe advised in writing as to the initiation of each such registration and the completion thereof. At its expense, XTL shall use its best efforts to:

                  (a) Keep such registration effective for a period of one hundred twenty (120) days or until Neoprobe has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120)-day period shall be extended for a period of time equal to the period Neoprobe refrains from selling any securities included in such registration at the request of an underwriter of XTL Common Shares (or other securities) of XTL; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty
(120)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities by such registration statement;

                  (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Neoprobe from time to time may reasonably request;

                  (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (e) Cause all such Registrable Securities registered pursuant thereunder to be listed on each securities exchange on which securities issued by XTL and of the same class are then listed;

                  (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (g) Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.2 hereof, enter into an underwriting agreement in customary form in order to effect the offer and sale of XTL Common Shares.


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         Section 1.6. Indemnification.

                  (a) XTL shall indemnify Neoprobe, each of the officers, directors and partners, legal counsel, and accountants of Neoprobe and each person controlling Neoprobe within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act, any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any registration, qualification, or compliance effected pursuant to this Article 1, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by XTL of the provisions of the Securities Act that are applicable to XTL and relating to any action or inaction required of XTL in connection with any such registration, qualification, or compliance, and will reimburse Neoprobe, each of its officers, directors, partners, legal counsel, and accountants and each person controlling Neoprobe, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that XTL will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to XTL by Neoprobe or underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of XTL (which consent has not been unreasonably withheld).

                  (b) Neoprobe shall, if Registrable Securities held by it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify XTL, each of the directors, officers, partners, legal counsel, and accountants of XTL, and each underwriter, if any, of XTL's securities covered by such a registration statement, and each person who controls XTL or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Neoprobe of the provisions of the Securities Act that are applicable to Neoprobe and relating to any action or inaction required of Neoprobe in connection with any such registration, qualification, or compliance, and will reimburse XTL, each of its officers, directors, partners, legal counsel, and accountants, and each person controlling XTL, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to XTL by Neoprobe and stated to be specifically for use therein, provided, however, that the obligations of Neoprobe hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of Neoprobe (which consent shall not be unreasonably withheld).

                  (c) Each party entitled to indemnification under this Section
1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 1, to the extent such failure is not prejudicial. No Indemnifying


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Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (d) If the indemnification provided for in this
Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         Section 1.7. Information by Neoprobe. If Registrable Securities are being registered pursuant to Section 1.2 or 1.3 above, Neoprobe shall furnish to XTL such information regarding Neoprobe and the distribution proposed by it as XTL may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article 1.

         Section 1.8. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, XTL shall not, without the prior written consent of Neoprobe, enter into any agreement with any holder or prospective holder of any securities of XTL giving such holder or prospective holder any registration rights, the terms of which are more favorable than the registration rights granted to Neoprobe hereunder.

         Section 1.9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of Registrable Securities to the public without registration, XTL shall use its best efforts to:

                  (a) Make and keep public information regarding XTL available as provided in paragraph (c) of Rule 144, at all times from and after ninety
(90) days following the effective date of the first registration filed by XTL for an offering of its securities to the general public;

                  (b) File with the Commission in a timely manner all reports and other documents required of XTL under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                  (c) So long as Neoprobe owns any Debentures, Warrants, or Registrable Securities, furnish to Neoprobe forthwith upon written request a written statement by XTL as to its compliance with the provisions of paragraph
(c) of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration filed by XTL for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of XTL and such other reports and documents so filed as Neoprobe may reasonably request in order to avail itself of any rule or regulation of the Commission allowing Neoprobe to sell any such securities without registration.

         Section 1.10. Transfer of Registration Rights. If Neoprobe transfers any of the Debentures, any portion of the Warrant or any Registrable Secu-


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rities in a transfer that is not prohibited by Article 2 below, it may also transfer to the transferee of such securities its rights under this Article 1, subject to its obligations under and the conditions and limitations set forth in
Article 1. A transfer of rights under this Article 1 may only be made in a written instrument that refers to this Agreement, states the name and address of the transferee, that Neoprobe's rights under this Article 1 are being transferred, the transferee assumes Neoprobe's obligations and is subject to the conditions and limitations set forth herein, identifies the securities transferred therewith, is signed by Neoprobe and the transferee and a copy of which is delivered to XTL. Upon the delivery of such copy to XTL, the transferee named therein shall be deemed to be Neoprobe for the purposes of this Article 1; provided, however, that if there is more than one holder of Registrable Securities the following rules shall apply:

                  (a) If an effective request for registration is made under
Section 1.2 above, XTL shall notify each such transferee promptly after receiving the request that it has been made and shall include in such registration any Registrable Securities that such transferee requests to be included within twenty (20) days after receipt of such notice from XTL;

                  (b) Wherever the provisions of this Article 1 require the consent of Neoprobe such consent shall be had by the consent of the majority in interest of the holders of Registrable Securities; and

                  (c) The right of any transferee to registration under Section
1.2 above shall be conditioned upon such transferee's participation in such underwriting and the inclusion of such transferee's Registrable Securities in the underwriting to the extent provided herein.

                  Section 1.11. "Market Stand-Off" Agreement. If requested by XTL and an underwriter of XTL Common Shares (or other securities) of XTL, Neoprobe shall not sell or otherwise transfer or dispose of any XTL Common Shares (or other securities) of XTL held by Neoprobe (other than those included in the registration) during a period of up to one hundred eighty (180) days following the effective date of a registration statement of XTL filed under the Securities Act, provided that (a) such agreement shall only apply to the first registration statement of XTL including securities to be sold on its behalf to the public in an underwritten offering; and (b) all persons having contractual registration rights and all officers and directors of XTL enter into similar agreements. The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans, Rule 145 transactions or exchange offers. XTL may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable period.

                  Section 1.12. Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and all of the XTL Common Shares of XTL the holders of which have contractual registration rights (the "Other Stock") requested to be included in a registration cannot be so included as a result of limitations on the aggregate number of shares held by selling shareholders that may be so included, the number of shares of Registrable Securities and Other Stock that may be so included shall be allocated among Neoprobe and the holders of Other Stock requesting inclusion of shares, pro rata on the basis of the number of shares of Registrable Securities and Other Stock that would be held by such selling shareholders, assuming conversion of the Debentures and exercise of the Warrant; provided, however, that the allocation procedure described in this sentence shall not be applied to reduce the number of shares that a selling shareholder may sell in such registration if he has requested the inclusion of shares having a reasonably expected gross selling price of Seventy-Five Thousand Dollars ($75,000) or less. The allocation procedure described in the first sentence of this paragraph shall not operate to reduce the aggregate number of Registrable Securities and Other Stock to be included in such registration. If any holder of Registrable Securities or Other Stock does not request inclusion of the maximum number of shares of Registrable Securities or Other Stock allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those holders requesting inclusion of Registrable Securities or Other Stock whose allocations did not satisfy their original requests, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Stock which may be included in the registration have been so allocated. XTL shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by persons who do not have contractual registration rights or, with respect to registrations under Section 1.2 hereof, in order to include in such registration securities registered for XTL's own account.


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         Section 1.13. Termination of Registration Rights. The right of Neoprobe to request registration under Section 1.2 above or inclusion in any registration pursuant to Section 1.3 above, shall terminate when (a) Neoprobe does not hold any Debentures or any portion of the Warrant, (b) all Registrable Securities held by Neoprobe may be sold by it without registration, (c) the XTL Common Shares (including all Registrable Securities) are listed on the New York or American Stock Exchange, the Nasdaq National Market or the Tel Aviv Stock Exchange, provided that Neoprobe shall be permitted under the laws of the State of Israel in effect at the time of any such listing on the Tel Aviv Stock Exchange to repatriate the proceeds of any XTL Common Shares sold on the Tel
Aviv Stock Exchange to the United States in U.S. Dollars, and (d) all transfer restrictions on the Registrable Securities held by Neoprobe and any legends concerning such restrictions on certificates representing such stock have been removed.

         Section 1.14. Amendment to Registration Rights. If at any time following the date of this Agreement XTL grants to any investor registration rights which are materially more favorable to such investor in any respect than the registration rights set forth in this Article 1, then XTL shall notify Neoprobe of the grant of such more favorable registration rights and shall enter into an amendment to this Agreement in form and substance reasonably satisfactory to Neoprobe and granting to Neoprobe registration rights which are comparable in all respects to the most favorable registration rights then granted by XTL to any investor.

     Article 2. Neoprobe Securities Ownership.

         Section 2.1. New Securities. (a) XTL hereby grants to Neoprobe the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.1) which XTL may, from time to time, propose to offer and sell. The right of first refusal granted pursuant to this Section 2.1 shall terminate upon the first to occur of: (i) Neoprobe no longer holding Debentures, the Warrant or any XTL Common Shares, or (ii) the effective date of the first registration filed by XTL for an offering of its securities to the general public. For purposes of this right of first refusal, Neoprobe's pro rata share is the ratio of the number of XTL Common Shares owned by Neoprobe immediately prior to the issuance of New Securities, assuming full conversion of the Debentures and the complete exercise of the Warrant, to the total number of fully diluted XTL Common Shares outstanding immediately before the issuance of New Securities. For the purpose of determining the total number of fully diluted XTL Common Shares outstanding immediately before the issuance of New Securities, all securities that are convertible into or exchangeable for XTL Common Shares (including the Debentures) shall be deemed to have been fully converted into or exchanged for XTL Common Shares, all options, warrants (including the Warrant) and rights to purchase XTL Common Shares or securities that are convertible into or exchangeable for XTL Common Shares shall be deemed to have been fully exercised and all agreements or contracts to issue or sell XTL Common Shares shall be deemed to have been fully completed.

                  (b) If XTL proposes to offer and sell New Securities, it shall notify Neoprobe of the terms of such offering and shall provide Neoprobe with copies of all documents concerning such offering. If Neoprobe determines to participate in the offering, it shall indicate such acceptance within ten (10) business days following the notice described in the immediately preceding sentence, and shall do so on the same terms and subject to the same conditions as all other participants in the offering and XTL shall accept Neoprobe's subscription for New Securities and allocate a sufficient number thereof to Neoprobe in accordance with paragraph (a) of this Section 2.1. As long as Neoprobe is capable of making representations of the type found in Sections
2.3.5 and 2.3.6 of the Investment Agreement, XTL shall not impose any condition on any offering of New Securities that would exclude Neoprobe from participation.

                  (c) "New Securities" means any capital stock (including XTL Common Shares) of XTL whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued upon conversion of the Debentures or exercise of the Warrant; (ii) securities issued as consideration for the acquisition of another business entity or business division of any such entity by XTL by merger, purchase of substantially all the assets or other reor-ganization whereby XTL will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iii) any borrowings, direct or indirect, from financial institutions or other persons by XTL, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of XTL; (iv) securities issued to employees, officers or directors of XTL pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the board of directors; (v) securities issued in connection with any recapitalization of XTL; nor (vi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (v) above.

         (d) XTL will use all reasonable efforts to issue and sell New Securities within ninety (90) days following the date of this Agreement resulting in net proceeds to XTL of between $3 million and $5 million.

         Section 2.2. Compliance with the Securities Act. Neoprobe may not offer for sale or sell any securities issued by XTL unless such securities have been registered under the Securities Act and registered or qualified under applicable state securities laws or such securities or their offer or sale are exempt from such registration or qualification and XTL has received an opinion of counsel, in form and substance reasonably satisfactory to XTL, to the effect that such securities or their offer or sale are so exempt.

         Section 2.3. Opportunities. Nothing contained in this Agreement or Neoprobe's ownership of Debentures, the Warrant, or XTL Common Shares or its right to nominate directors or election of any affiliate of Neoprobe as a director or officer of XTL shall require Neoprobe to offer any business opportunity to XTL or provide any funds to XTL not specifically mentioned in the Investment Agreement.

    Article 3. Board of Directors.

         Section 3.1. Size of the Board. The parties hereto shall use their best efforts to ensure that the Articles of Incorporation and bylaws of XTL provide that the board of directors of XTL shall be not less than five (5) nor more than seven (7) directors.

         Section 3.2. Nominations. Neoprobe shall have the right to nominate one director. XTL shall use its best efforts to cause such person nominated by Neoprobe to serve as a director of XTL to be duly elected by the shareholders of XTL. If a director nominated by Neoprobe dies, resigns or is removed, only Neoprobe may nominate his successor. The director nominated by Neoprobe shall serve as a member of each committee of the board of directors (other than any committee whose authority extends solely to scientific matters).

         Section 3.3. Board of Directors' Meetings. The board of directors of XTL shall meet within thirty (30) days after the date hereof and thereafter as often as necessary but not less frequently than quarterly.

         Section 3.4. Termination. The provisions of this Article 3 shall terminate if Neoprobe no longer owns XTL Common Shares, Debentures or Warrants which on a fully diluted basis constitute at least 5% of the XTL Common Shares. For the purpose of determining the total number of fully diluted XTL Common Shares outstanding, all securities that are convertible into or exchangeable for XTL Common Shares (including the Debentures) shall be deemed to have been fully converted into or exchanged for XTL Common Shares, all options, warrants (including the Warrant) and rights to purchase XTL Common Shares or securities that are convertible into or exchangeable for XTL Common Shares shall be deemed to have been fully exercised and all agreements or contracts to issue or sell XTL Common Shares shall be deemed to have been fully completed. Notwithstanding the foregoing, the provisions of this Article 3 shall terminate effective upon the closing of the initial registered public offering of XTL Common Shares.

     Article 4.  Covenants.

         Part 4.1. Covenants of XTL. From the date hereof until such time as Neoprobe no longer owns XTL Common Shares, Debentures or Warrants which on a fully diluted basis constitute at least 5% of the XTL Common Shares, and unless Neoprobe otherwise consents, XTL will perform and observe the covenants set forth in this Part 4.1. For the purpose of determining the total number of fully diluted XTL Common Shares outstanding, all securities that are convertible into or exchangeable for XTL Common Shares (including the Debentures) shall be deemed to have been fully converted into or exchanged for XTL Common Shares, all options, warrants (including the Warrant) and rights to purchase XTL Common Shares or securities that are convertible into or exchangeable for XTL Common Shares shall be deemed to have been fully exercised and all agreements or contracts to issue or sell XTL Common Shares shall be deemed to have been fully completed.

         Section 4.1.1. Basic Financial Information. XTL will furnish the following reports to Neoprobe:

                  (a) As soon as practicable after the end of each fiscal year of XTL, and in any event within ninety (90) days thereafter, a consolidated balance sheet of XTL and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations, cash flow and changes in equity of XTL and its subsidiaries, if any, for such year, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and reported on by independent public accountants of recognized national standing selected by XTL, accompanied by an XTL prepared comparison to XTL's financial plan and budget for such year adopted under Section 4.1.1(b) below.

                  (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of XTL, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of XTL and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and cash flow of XTL and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to XTL's operating plan then in effect and approved by its board of directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of XTL, accompanied by a comparison of such statements to XTL's financial plan and budget for such period except that such financial statements need not contain the notes required by generally accepted accounting principles.

                  (c) From the date XTL becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to Sections 4.1.1(a) and (b), copies of its annual reports on Form 10-K and all exhibits thereto and its quarterly reports on Form 10-Q, respectively.

                  (d) As soon as practicable after the end of each month and in any event within twenty (20) days thereafter a consolidated balance sheet of XTL and its subsidiaries, if any, as of the end of such month and consolidated statements of operations and cash flow of XTL and its subsidiaries, for each month and for the current fiscal year of XTL to date, all subject to normal year-end audit adjustments, prepared in accordance with GAAP consistently applied, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to XTL's then effective financial plan and budget.

                  (e) As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, copies of any reports or communications delivered to any class of XTL's security holders or broadly to the financial community, including any filings by XTL with any securities exchange, the Commission or the National Association of Securities Dealers.

                  (f) As soon as practicable after the end of each fiscal year of XTL, and in any event within forty-five (45) days thereafter, a statement of the principal financial or accounting officer of XTL as to the absence of any material adverse change in the financial condition of XTL as compared to the financial condition as set forth in the most recent financial information provided by XTL pursuant to this Section 4.1.1, or, in the event such a material adverse change exists, a statement to such effect together with a description of the events or conditions giving rise to such material adverse change.

         Section 4.1.2. Additional Information and Rights.

                  (a) XTL will permit Neoprobe (or a representative of Neoprobe) to visit and inspect any of the properties of XTL, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with XTL's officers and its independent public accountants, all upon reasonable notice at such reasonable times and as often as any such person may reasonably request. XTL shall provide to Neoprobe such other information and data with respect to XTL and its subsidiaries as Neoprobe may from time to time reasonably request.

                  (b) Annually and at least thirty (30) days before the beginning of each fiscal year of XTL, XTL shall prepare a financial plan and budget, which shall be approved by the board of directors of XTL, which financial plan and budget shall include a projection of operations and cash flows for such fiscal year, a projected balance sheet as of the end of such fiscal year and a detailed list of proposed capital expenditures during such fiscal year. Any material changes in such business plan and budget shall be approved by the board of directors of XTL, which approval shall be required before such changes take effect unless they are not under the control of XTL. XTL shall provide copies of the annual financial plan and budget and any changes thereto to Neoprobe promptly after they are approved by the board of directors.

                  (c) XTL shall upon the request of Neoprobe provide Neoprobe with (i) a report from XTL on its compliance with the terms and conditions of this Agreement and any other agreement pursuant to which XTL has borrowed money or sold its securities within ninety (90) days after the end of each fiscal year and (ii) a copy of the annual management review letter of XTL's independent public accountants, as soon as practicable after the end of each fiscal year and in any event within one hundred twenty (120) days thereafter.

                  (d) The provisions of Section 4.1.1 and this Section 4.1.2 shall not limit any rights which Neoprobe may have to inspect and copy the books and records of XTL and its subsidiaries, to inspect their properties or discuss their affairs and finances, under the laws of the jurisdictions in which they are incorporated.

                  (e) Neoprobe hereby agrees to hold in confidence and not trade on or disclose any confidential information provided pursuant to Section 4.1.1 or this Section 4.1.2. Information that is provided to all shareholders of XTL or any news media or that is otherwise publicly available shall not be deemed to be confidential.

         Section 4.1.3. Independent Accountants. XTL has retained Somekh Chaikin as its independent public accountants who shall audit and report on XTL's financial statements at the end of each fiscal year. If the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by XTL, are terminated, XTL will promptly notify Neoprobe and will request the firm of independent public accountants whose services are terminated to deliver to Neoprobe a letter from such firm setting forth the reasons for the termination of their services. In its notice to Neoprobe, XTL shall state whether the change of accountants was recommended or approved by the board of directors of XTL or any committee thereof. In the event of such termination, XTL will promptly thereafter engage another firm of independent public accountants of recognized national standing reasonably acceptable to Neoprobe.

         Section 4.1.4. Accounts and Records. XTL shall make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of XTL, its subsidiaries and their employee benefit plans; and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions have been and are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP, and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action has been and is taken with respect to any differences.

         Section 4.1.5. Corporate Existence. XTL shall maintain in full force and effect its corporate existence, rights and franchises. XTL shall hold its annual meeting of shareholders as provided in its Articles of Association.

         Section 4.1.6. Insurance. XTL shall maintain insurance with respect to the properties and businesses of XTL and its subsidiaries against loss, damage or liability of the kinds and in the amounts required by law or customarily insured against by prudent business persons engaged in similar businesses and similarly situated.

         Section 4.1.7. Payment of Taxes, etc. XTL shall promptly pay and discharge (a) all taxes imposed upon it or upon any of its properties, (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rentals, which if unpaid, might become a lien upon its properties, and (c) any debt incurred by it before or after the date of this Agreement when due; provided, however, that XTL and its subsidiaries shall not be required to pay any of the foregoing if (i) the amount or validity thereof is being contested in good faith by appropriate proceedings, (ii) XTL has provided for on its books, in accordance with GAAP, adequate reserves or provisions with respect thereto and (iii) such non-payment does not have a material adverse effect on XTL or its subsidiaries.

         Section 4.1.8. Compliance with Laws. XTL shall comply with each material provision of all laws, orders of a tribunal or governmental permits relating to the conduct of its business or to its properties or assets if noncompliance with such law, order or permit would have a material adverse effect on XTL.

         Section 4.1.9. Performance of Contracts. XTL shall comply with each material provision of all of their respective contracts if the breach of such provision would have a material adverse effect on XTL.

         Section 4.1.10. Nature of the Business. XTL shall not change the general character of the business conducted by it as a biopharmaceutical company on the date hereof, nor engage in any type of business not reasonably related to such business.

         Section 4.1.11. Issuance of Stock. XTL shall not sell or issue any XTL Common Shares or any other debt or equity securities except upon a determination by the board of directors that the proceeds to be received by XTL (in cash, property or other appropriate consideration) in connection with such sale shall be not less than the then fair value of the securities to be issued.

         Section 4.1.12. Dividends on Securities. XTL shall not declare or pay any dividend or make any other distribution with respect to any of its capital shares, unless at the time of such declaration and payment all payments required to be made with respect to the Debentures have been paid in full. XTL shall not declare or pay any dividend or make any other distribution with respect to the XTL Common Shares, unless at the time of such declaration and payment all payments required to be made with respect to the Debentures have been paid in full and XTL has paid all dividends required to be paid to holders of XTL Preferred Shares.

         Section 4.1.13. Debt. XTL shall not incur any debt in excess of One Million Dollars ($1,000,000) over the amount of debt projected under XTL's then current financial plan and budget approved under Section 4.1.2(b) above, other than trade credit incurred in the ordinary course of business. Compliance with the covenant set forth in this Section 4.1.13 shall be determined as of the end of each month.

         Section 4.1.14. Loans, Advances and Investments.

                  (a) XTL shall not and shall cause its subsidiaries to not (i) acquire, hold or purchase any stock, bond, note or other security of high risk of any person in the nature of an investment, (ii) make any loan, advance or capital contribution to any person other than employees of XTL, (iii) become a general partner in any partnership or a member in any joint venture, (iv) assume, guarantee, endorse or otherwise become liable for the debts or obligations of any other person (except for the endorsements of negotiable instruments for deposit or collection in the regular course of business or guaranties by XTL of obligations of XTL's wholly-owned subsidiaries, and guaranties by a subsidiary of obligations of XTL), nor (v) enter into contracts relating to commodity futures, financial futures, or similar investments.

                  (b) Notwithstanding the provisions of Section 4.1.14(a) above, XTL may purchase without limitation (i) certificates of deposit of the banks that are insured by the Bank of Israel, (ii) securities issued by the State of Israel or any agency or instrumentality thereof, (iii) commercial paper that has an investment grade rating from a recognized rating agency, or (iv) publicly traded equity securities of current or potential customers, suppliers or other persons having commercial relationships with XTL having an acquisition cost of no more than Ten Thousand Dollars ($10,000) per issue. Furthermore and notwithstanding the provisions of Section 4.1.14(a) above, XTL and its subsidiaries may advance trade credit to their respective customers in the ordinary course of business and may continue to hold loans and investments made before the date hereof that are disclosed on the Disclosure Schedule to the Investment Agreement.

         Section 4.1.15. Transactions with Affiliates. XTL shall not and shall cause its subsidiaries to not, without the approval of the disinterested members of XTL's board of directors, lend money or property to, lease property to or from or enter into contracts or other transactions with any director, officer or person who owns beneficially or of record five percent (5%) of the XTL Common Shares of XTL, or any of their affiliates. This Section 4.1.18 shall not affect any transaction listed on the Disclosure Schedule to the Investment Agreement.

     Part 4.2.  Termination of XTL Covenants.

         Section 4.2.1. Termination Date. The obligation of XTL to comply with the covenants set forth in Part 4.1 of this Agreement shall terminate effective upon the closing of the initial registered public offering of XTL Common Shares.

     Part 4.3.  Covenants of Neoprobe.

         Section 4.3.1. Transfers of Shares. Neoprobe will not sell or otherwise transfer any XTL Common Shares other than in compliance with the terms of the XTL articles of association applicable to the transfer of such shares. XTL shall provide all reasonable assistance to Neoprobe in effecting such compliance.

     Article 5.  Definitions.

         Section 5.1. General. Certain words and phrases used in this Agreement shall have the meanings given to them below in this Section. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Investment Agreement.

     "Adverse claims" includes any claim that a transfer of any property or assets was or would be wrongful or that a particular person is the owner of or has an interest in the property or asset. Such term does not include restrictions on transfer imposed by this Agreement.

     "Affiliate" means, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person. A person shall be deemed to be an affiliate of a specified person if: (a) he is an employee, officer, director, partner, agent or attorney of such specified person; (b) he is the beneficial owner of twenty percent (20%) or more of any class of the equity securities of the specified person; (c) the specified person is the beneficial owner of twenty percent (20%) or more of any class of the equity securities of the other person; (d) he has a substantial beneficial interest in or serves as trustee or in a similar fiduciary capacity for any trust, estate or employee benefit plan; (e) it is an employee benefit plan for the benefit of the employees of the specified person; or (f) such other person is his relative or spouse or a relative of his spouse.

     "Class E Share" means the Class E Common Share of XTL.

     "Closing Date" means the date of the sale of Debentures and Warrant pursuant to the terms of the Investment Agreement.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Companies Act" means the companies act or business corporation acts and laws applicable to XTL as a public company formed and existing under the laws of the State of Israel.

     "Contract" means any contract or any agreement, promise or instrument, whether written or oral, that creates or evidences a right or an obligation of a person; organizes or constitutes a person that is a corporation, partnership, trust, estate or other association; transfers, creates or evidences an interest in the property or assets of a person or sets forth the terms of an encumbrance on the property or assets of a person. A contract is a contract of a person if such person is a party to the contract, was organized or constituted under the contract, has assumed any liability under the contract, has been delegated any duty under the contract, has been assigned any right under the contract or if the contract sets forth the terms of an encumbrance on property or assets owned by such person.

     "Debentures" means the 5% Convertible Subordinated Debentures due February 1, 1998 issued by XTL.

     "Debt" means any obligation to repay borrowed money, to pay any promissory note, bond, debenture or similar instrument or security, to pay the deferred purchase price of property or services or to pay a judgment and includes the amount required to be shown on a balance sheet under GAAP as the liability with respect to a capitalized lease.

     "Default" means with respect to any contract any event of default as defined therein or by any law or any event which with the giving of notice or the lapse of time would be such an event of default, any breach or violation of the terms thereof, and any event which with or without the giving of notice or the lapse of time gives any party to or holder of such contract the right to impose a lien or other onerous term or condition on the defaulting party or its properties or to terminate such contract. A default shall be deemed to exist if a party gives or receives notice thereof, whether or not the factual basis of such notice is disputed.

     "Eastern Time" means Eastern Standard Time or Eastern Daylight Time as in effect at Columbus, Ohio on a given day.

     "Employee benefit plan" means, for any person, any employee benefit pension plan or employee benefit welfare plan and any other plan, benefit or program of benefits or perquisites provided to directors, officers or employees of any person, including, but not limited to, vacation and sickness plans or policies and severance pay and bonus plans or policies. The term "employee benefit plan" includes any employee benefit plan which has been terminated but which still has assets or obligations to which any such person is still liable.

     "Encumbrance" means any right, title or interest in property other than the right, title and interest of the owner thereof who has possession and control over the property. The term encumbrance includes liens, contracts of sale, restrictions on use or transfer, consignments, powers of attorney or appointment, restrictions on use or transfer, adverse claims and claims of infringement and defects in title.

     "Enforceable obligation" means with respect to a contract of a person that such contract is the valid, legally binding obligation of the person and is enforceable against such person in accordance with its terms.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "GAAP" means Israeli generally accepted accounting principles.

     "Government" means the United States of America, any state thereof, any foreign sovereign and any political subdivision of the foregoing including, but not limited to, any province, district, municipality or county.

     "Governmental body or officer" means any agency, department, instrumentality, body or officer of any government, including courts and judges, and any private organization, such as the National Association of Securities Dealers, Inc., to the extent that it is granted governmental powers by any government.

     "Governmental permit" means any permit, license, registration, approval, certificate of need or authority issued by any governmental body or officer that is required by any law to be obtained by any person in order to own or use any specified assets or properties or engage in any specified transaction, activity or business, without violating a specified law; any exemption from such a requirement that is not available without any filing with or other action by any governmental body or officer and any consent or approval of any private party, such as Underwriters Laboratories, required by any law to be obtained in order to own or use any specified assets or properties or engage in any specified transaction, activity or business without violating a specified law.

     "Immaterial encumbrances" means (a) liens for current taxes not yet due and payable, (b) imperfections of title and easements which are immaterial in character, amount or extent and do not detract from the value or interfere with the use of the property subject thereto and (c) statutory and common law liens of landlords, carriers, warehousemen, mechanics, workmen and materialmen incurred in the ordinary course of business for sums not yet due.

     "Includes" means includes, but is not limited to.

     "Investment Agreement" means the Investment Agreement dated January 31, 1996 among the parties hereto pursuant to which the form of this Agreement is Exhibit B thereto.

     "Law" means any law (whether enacted by statute, constitution or ordinance, declared by any court

(whether at law or in equity) or established by other means) of any government having jurisdiction over a person or its assets or property and any rule or regulation of any governmental body or officer having jurisdiction over a person or its assets or property.

     "Lease" means any lease or other contract (however denominated) providing for the use by one person of real or personal property owned by another person.

     "Liability" has the same meaning as obligation.

     "Lien" means a charge against or an interest in property to secure payment of a debt or performance of an obligation, and includes a security interest created by agreement, a judicial lien obtained by legal or equitable process or litigation, a common law lien or a statutory lien.

     "Litigation" means any civil, criminal or administrative action, suit or proceeding before any governmental body or officer or any arbitrator or private tribunal and further includes any investigation, grand jury or discovery preparatory to any threatened, contemplated or possible litigation.

     "Mark" means any trademark, trade name, service mark, corporate name or other proprietary designation or any application or filing with respect to any of the foregoing.

     "Material adverse change in a person's business or properties" means a material decrease in the person's revenues, cash flow or income or the value of its assets or properties or material increase in its expenses or obligations or the occurrence of any event, including casualty, commencement of litigation, strikes, war, civil disturbance, natural disaster, or changes in the law that individually or in the aggregate have resulted in or are reasonably likely to result in a current or future material decrease in the person's revenues, cash flow or income or the value of its assets or properties or material increase in its expenses or obligations.

     "Material adverse effect" means that the occurrence or non-occurrence of a specified action, event or transaction would cause a material adverse change in the specified person's business or properties.

     "Obligation" means any obligation that a specified person has to pay money, transfer any asset or property, render services or to perform or refrain from any act, whether it was created by law, order of a tribunal or contract and whether or not it is legal or equitable, reduced to judgment, liquidated or unliquidated, contingent or fixed, matured or unmatured, disputed or undisputed, known or unknown or secured or unsecured. The term obligation does not include the general obligation that persons have to obey the laws of governments having jurisdiction over them, but it does include damages, fines and penalties arising out of violations of such laws and obligations to pay taxes.

     "Or" is disjunctive but not exclusive.

     "Order of a tribunal" means any order, writ, judgment or injunction issued by any court or other governmental body or officer or any arbitrator or private tribunal as the result of or ancillary to any litigation, which requires the performance or refraining from performance of an act, transfers any interest in property or declares any rights with respect to any property, contract or transaction. The term order of a tribunal does not include money judgments which are enforceable only by legal process. Such term for a given person also includes any agreement, undertaking or understanding between such person and any governmental body or officer acting as a regulatory authority.

     "Person" means any individual, corporation, general or limited partnership, estate, trust, or governmental body or officer and any other entity or association that has the power to own property, enter into contracts or to sue and be sued.

     "Recapitalization" means, with respect to any security, any issuance of securities with respect thereto as a dividend or any issuance, combination or other change in such security pursuant to any amendment of the issuer's certificate or articles of incorporation or a merger, consolidation, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer.

     "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     "Rule 145" means Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     "Securities" means securities as such term is defined in the Securities Act whether or not the securities in question are exempt from any of the provisions of such act.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "Securities laws" means the Securities Act, the Exchange Act, all regulations and rules thereunder, and all applicable state securities or "blue sky" laws and the rules and regulations thereunder, each as they may be amended from time to time.

     "Subsidiary" means any corporation of which more than 50% of the outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not at the time securities of any other classes of such corporation have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned by a person or its other subsidiaries.

     "Tax returns" means all tax returns, information returns, tax reports, declarations or similar documents required to be filed with any governmental body or officer.

     "Taxes" means all taxes including excise taxes, ad valorem taxes and transfer taxes and fees and other governmental charges of any nature imposed upon a person or any of the properties, tangible or intangible assets, income, receipts, payrolls, transactions, stock transfers, capital, net worth or franchises of a person; all sales, use, withholding or other taxes required to be collected from customers, employees and other third parties and paid over to any government; and all additions to tax, penalties or interest which relate in any way to such taxes or any assessment or collection thereof.

     "Transfer" means every mode, direct or indirect, absolute or conditional, voluntary or involuntary, of disposing of or parting with an asset or property or of an interest therein, and includes payment of money, release, lease, abandonment and creation of a lien or other encumbrance.

     "Warrant" means the Warrant to purchase XTL Common Shares in the form of Exhibit C attached to the Investment Agreement.

     "XTL Common Shares" means the Class A Common Shares of XTL.

         Section 5.2. Other. The following defined terms shall have the definitions set forth in the sections indicated:

         Term                          Section
         ----                          -------
         Agreement                     5.5
         Indemnified Party             1.6
         Indemnifying Party            1.6
         Neoprobe                      Parties
         New Securities                2.1
         Other Stock                   1.12
         Registrable Securities        1.1
         Registration                  1.1
         Registration Expenses         1.1
         Selling Expenses              1.1
         XTL                           Parties


         Section 5.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         Section 5.4. Effect of Definitions. The definitions set forth in
Section 5.1 above or referenced in Section 5.2 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

         Section 5.5. This Agreement. This Agreement consists of the title, date, names of parties, and preamble set forth above, these terms, the signatures of the parties and the information set forth on the signature pages below, the exhibits attached hereto and the certificates, documents and other instruments required to be delivered hereunder; and any reference to this Agreement refers to all of such constituents. The date first set forth above shall be deemed to be the date hereof for all purposes. The statements set forth in the preamble are made for the purpose of providing background information that will assist persons who read this Agreement in interpreting it. Such statements do not constitute representations, warranties or covenants of the parties hereto and they may be contradicted by the parties.

         Section 5.6. Case and Gender. In this Agreement words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

    Article 6.  Miscellaneous.

         Section 6.1. This Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. There are no oral conditions precedent to the effectiveness of this Agreement.

         Section 6.2. Successors and Assigns. Except as otherwise provided herein, the terms of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives and corporate or partnership successors of the parties.

         Section 6.3. Non-Waiver. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

         Section 6.4. Waivers. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

         Section 6.5. Amendments. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

         Section 6.6. Severability. The terms of this Agreement are severable and the invalidity of all or any part of any term of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such term. If any term of this Agreement is so broad as to be unenforceable, such term shall be interpreted to be only so broad as is enforceable.

         Section 6.7. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         Section 6.8. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

         Section 6.9. Saturdays, Sundays and Holidays. Where this Agreement authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

         Section 6.10. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

         Section 6.11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be duly given if it is in writing and delivered in person, or mailed by air-mail, postage prepaid, or sent by facsimile transmission, and directed to the party at the address set forth under such parties' signature hereto and with such copies delivered, transmitted or mailed to such persons as are specified therein. Such notice shall be effective upon delivery thereof if delivered in person, five (5) days after mailing if air-mailed or upon electronic confirmation of receipt if sent by facsimile transmission. Either party may change its address for notices in the manner set forth above.

         Section 6.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

         Section 6.14. Governing Law. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of Delaware and the United States of America that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Delaware and the United States of America.

         SIGNATURE PAGE

         FOR

         INVESTOR'S RIGHTS AGREEMENT

- ----------------

FEBRUARY 5, 1996

- ----------------




                                              XTL BIOPHARMACEUTICALS, LTD.

                                              By:
                                                 -------------------------------
                                              Print Name: Martin Becker
                                              Print Title: President and Chief
                                                            Executive Officer




Address for Notices:                    Copies to:
XTL Biopharmaceuticals, Ltd.            Ashok J. Chandrasekhar, Adv.
Kiryat Weismann                         Goldfarb, Levy, Eran & Co.
P.O. Box 370                            Eliahu House
Rehovot 76100 Israel                    2 lbn Gvirol Street
Attention:  Chief Executive Officer     Tel Aviv  64077 Israel
Telecopy Number: 972-8-940-5017         Telecopy Number:  972-3-695-4344

         SIGNATURE PAGE

         FOR

         INVESTOR'S RIGHTS AGREEMENT

- ----------------

FEBRUARY 5, 1996

- ----------------




                                              NEOPROBE CORPORATION



                                              By:
                                                 -------------------------------
                                                 Print Name: David C. Bupp
                                                 Print Title: President


Address for Notices:                   Copies to:

Neoprobe Corporation                   Robert S. Schwartz, Esq.
425 Metro Place North, Suite 400       Schwartz, Warren & Ramirez
Dublin, Ohio  43017-1367               41 South High Street
Attention:                             Suite 2300
Telecopy Number: (614) 793-7522        Columbus, Ohio  43215
                                       Telecopy Number: (614) 224-0360